Exhibit 99.1

News Release

International Game Technology Board Approves $500 Million Share Repurchase Program

(LAS VEGAS – June 8, 2011) – International Game Technology (NYSE: IGT) announced today that its Board of Directors has authorized a share repurchase program of up to $500 million of the Company’s outstanding common stock.
Philip G. Satre, IGT’s Chairman of the Board, commented, “The actions announced today reflect the confidence our management team and Board of Directors have in the Company and our commitment to returning value to our shareholders.”
IGT expects to fund the repurchases using cash on hand and cash generated from operations.  IGT may repurchase shares from time to time in the open market or through privately negotiated transactions in accordance with applicable securities laws.

About IGT
International Game Technology (NYSE: IGT) is a global leader in the design, development and manufacture of gaming machines and systems products, as well as online and mobile gaming solutions for regulated markets. More information about IGT is available at www.IGT.com or follow IGT on Twitter at @IGTNews or Facebook at www.facebook.com/IGT.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. Depending on market conditions and other factors, the repurchases referred to above may be commenced or suspended from time to time without prior notice. More information about potential factors that could affect IGT's business and financial results is included in IGT's filings with the U.S. Securities and Exchange Commission, including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in IGT's Annual Report on Form 10-K for its 2010 fiscal year and its Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2011, and available on the SEC website at www.sec.gov and on the investor relations section of IGT's website at www.IGT.com. All information provided in this release is as of June 8, 2011, and IGT does not intend, and undertakes no duty, to update this information.

Contact:
Matt Moyer
Vice President, Investor Relations of IGT
+1 866-296-4232

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